Exhibit 10.4

ASSUMPTION AND RELEASE AGREEMENT

ASSIGNMENT AND RELEASE AGREEMENT (the "Agreement") made, executed and delivered as of July 15, 2010, by and among BLACKWATER GEORGIA, L.L.C., a Georgia limited liability company (the "Purchaser") and NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P., a Delaware limited partnership (the "Seller").

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of April 1, 2010 (as amended, supplemented or otherwise modified from time to time, the "Asset Purchase Agreement"), by and between the Seller and the Purchaser, the Seller is concurrently herewith selling, assigning, conveying, transferring and delivering to the Purchaser the Purchased Assets (as defined in the Asset Purchase Agreement); and

WHEREAS, the Asset Purchase Agreement requires that the Seller assign all of its right, title and interest in the Assumed Liabilities, and that the Purchaser assume and agree to pay, perform or discharge or cause to be paid, performed or discharged all of the Assumed Liabilities (as defined in the Asset Purchase Agreement);

NOW THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Seller and the Purchaser agree as follows:

1. Definitions.  Capitalized terms which are used in this Agreement but are not defined in this Agreement shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

2. Assignment and Assumption.  The Seller hereby assigns, transfers and sets over to the Purchaser, without recourse to and without representation or warranty except as expressly provided in the Asset Purchase Agreement, all of the Seller’s right, title and interest in and to, and the Purchaser hereby assumes and agrees to pay, perform or discharge in accordance with their terms, to the extent not heretofore paid, performed or discharged, all of the Assumed Liabilities.

3. Construction.  This Agreement is delivered pursuant to and is subject to the terms of the Asset Purchase Agreement.  Nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, expand, exceed, enlarge, or in any way affect the provisions, including the warranties, covenants, agreements, conditions, or in general, any rights, remedies or obligations of Seller or Purchaser set forth in the Asset Purchase Agreement.  In the event of any conflict or ambiguity between the terms of the Asset Purchase Agreement and the terms of this Agreement, the terms of the Asset Purchase Agreement shall govern and prevail, and any such provision in this Agreement shall be deemed to be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference.

4. Other Obligations.  Other than as specifically set forth in this Agreement or in the Asset Purchase Agreement, the Purchaser shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of the Seller, direct or indirect, known or unknown, absolute or contingent, other than the Assumed Liabilities and those obligations created pursuant any document or instrument delivered to the Seller by the Purchaser at the Closing.

5. Successors and Assigns.  This Agreement shall be enforceable against and inure to the benefit of the Purchaser and Seller and their respective successors and assigns.

6. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Texas, and shall be subject to the dispute resolution provisions of the Asset Purchase Agreement.

7. Further Assurances.  The parties hereto agree to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement.  Without limiting the foregoing, Seller agrees to execute, acknowledge and deliver to Purchaser all such other additional instruments, notices, and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively assign, transfer and set over to the Purchaser the Assumed Liabilities.

8. Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one conveyance.  This Agreement may be executed by facsimile signature(s).

9. Amendment.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

[Signature page follows.]

IN WITNESS WHEREOF, Agreement has been duly executed and delivered by the duly authorized officers of the Seller and of the Purchaser as of the date first above written.

SELLER:

NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P., a Delaware limited partnership

By: /s/ Michael H. Hoeltzel
Michael H. Hoeltzel, Senior Vice President

PURCHASER:

BLACKWATER GEORGIA, L.L.C.

By: Blackwater Midstream Corp., its Manager

By: /s/ Dale Chatagnier
Dale Chatagnier, Secretary